Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2013

Company to Acquire the 802-Room Hyatt Regency San Francisco

Declares $0.05 Quarterly Cash Dividend on Common Shares

ALISO VIEJO, CA — November 11, 2013 — Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the third quarter ended September 30, 2013.

Third Quarter 2013 Operational Results (as compared to Third Quarter 2012) (1):

•                  Comparable Hotel RevPAR increased 7.6% to $152.24.

•                  Comparable Hotel EBITDA Margins increased 220 basis points to 30.6%.

•                  Adjusted EBITDA increased 16.2% to $69.8 million.

•                  Adjusted FFO per diluted share increased 30.4% to $0.30.

•                  Income available to common stockholders was $11.6 million (vs. $30.9 million in 2012).

•                  Income available to common stockholders per diluted share was $0.07 (vs. $0.23 in 2012).

Ken Cruse, Chief Executive Officer, stated, “As we previously announced, improving demand trends in the third quarter led to a 7.6% improvement in our Comparable RevPAR, while our continued focus on property-level efficiencies helped drive a 220 basis point expansion of our Hotel EBITDA Margins.  As a result, our Adjusted FFO per diluted share increased by more than 30% as compared to the third quarter 2012.  As reflected in our updated 2013 outlook, we estimate that the recent federal government shutdown will have an isolated impact on our fourth quarter Adjusted EBITDA.  However, we expect this event to have no lasting effect on portfolio performance following the fourth quarter. More importantly, our portfolio’s leading indicators point to continued growth in 2014.  During the third quarter our operators set another record for same-store group bookings, and consequently our group pace for 2014 continues to strengthen.  With record-level occupancies, our operators are well-positioned to increase average daily rate.  Accordingly, we currently anticipate our negotiated corporate business to increase more than 7% portfolio-wide in 2014.  We believe Sunstone-specific factors, including the inclusion of hotels acquired during 2013 and the completion of major renovation work on a number of our hotels during 2013, should help fuel strong relative growth in 2014.”

Mr. Cruse continued, “We are pleased to announce our pending acquisition of the 802-room Hyatt Regency San Francisco. The hotel is located in the heart of San Francisco’s Central Business District and is anticipated to benefit from San Francisco’s favorable supply and demand dynamic as well as the over 3 million square feet of additional office space under construction within a five block radius of the hotel.  Consistent with our stated strategy, we expect this all-equity acquisition to improve the quality, scale and growth rate of our portfolio, while continuing to gradually deleverage our balance sheet.”

(1)         Comparable Hotel RevPAR and Comparable Hotel EBITDA Margin information presented reflect the Company’s Comparable 27 Hotel Portfolio, which includes all hotels held for investment by the Company as of September 30, 2013 except the Boston Park Plaza, and which also includes prior ownership results as applicable in 2013 and 2012 for the Hilton New Orleans St. Charles acquired by the Company in May 2013, along with prior ownership results as applicable in 2012 for the Hyatt Chicago Magnificent Mile acquired by the Company in June 2012, and the Hilton Garden Inn Chicago Downtown/Magnificent Mile acquired by the Company in July 2012. Comparable Hotel RevPAR includes the effects of converting the operating statistics for the Company’s ten Marriott-managed hotels from a 13-period basis as reported in 2012 to a standard 12-month calendar basis. Comparable Hotel EBITDA Margin information excludes prior year net property tax adjustments.

SELECTED FINANCIAL DATA

($ in millions, except RevPAR, ADR and per share amounts)

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
Total Revenue	$250.4	$205.0	22.1%	$679.9	$596.1	14.1%
Comparable Hotel RevPAR(1)	$152.24	$141.44	7.6%	$144.83	$139.31	4.0%
Comparable Hotel Occupancy (1)	84.9%	81.4%	350 bps	80.8%	80.4%	40 bps
Comparable Hotel ADR (1)	$179.32	$173.76	3.2%	$179.25	$173.27	3.5%

Comparable Hotel EBITDA Margin	30.6%	28.4%	220 bps	29.4%	28.6%	80 bps

Net income	$15.8	$39.6		$64.8	$38.4
Income available to common stockholders	$11.6	$30.9		$44.3	$14.3
Income available to common stockholders per diluted share	$0.07	$0.23		$0.28	$0.11
EBITDA	$68.0	$96.4		$221.2	$205.5
Adjusted EBITDA	$69.8	$60.1		$178.5	$174.3
FFO	$46.7	$30.0		$93.3	$81.7
Adjusted FFO	$48.0	$31.6		$110.7	$87.4
FFO per diluted share	$0.29	$0.22		$0.59	$0.66
Adjusted FFO per diluted share	$0.30	$0.23		$0.70	$0.70

(1)         Comparable Hotel operating statistics include the effects of converting the Company’s ten Marriott-managed hotels from a 13-period basis as reported in 2012 to a standard 12-month calendar basis.

Disclosure regarding the non-GAAP financial measures in this release is included on page 5. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 10 through 14 of this release.

The Company’s actual results for the quarter ended September 30, 2013 compare to its guidance originally provided on August 5, 2013 as follows:

Metric	Quarter Ended September 30, 2013 Guidance (1)	Quarter Ended September 30, 2013 Actual Results (unaudited)	Performance Relative to Prior Guidance Midpoint
Comparable Hotel RevPAR Growth (2)	+5.0% - 7.0%	7.6%	+1.6%
Net Income ($ millions)	$14 - $17	$16	$0
Adjusted EBITDA ($ millions)	$66 - $69	$70	$2
Adjusted FFO ($ millions)	$44 - $47	$48	$2
Adjusted FFO per diluted share	$0.27 - $0.29	$0.30	$0.02
Diluted Weighted Average Shares Outstanding	161,500,000	161,373,000	(127,000)

(1)         Reflects guidance presented on August 5, 2013

(2)         Comparable Hotel RevPAR statistics include the effects of converting the Company’s ten Marriott-managed hotels from a 13-period basis as reported in 2012 to a standard 12-month calendar basis.

Recent Developments

On October 28, 2013, the Company entered into a purchase-and-sale agreement to acquire the 802-room Hyatt Regency San Francisco (the “Hotel”) for an investment value of $262.5 million ($327,000/key).  The gross purchase price equates to a 14.2x multiple on 2014 forecasted Hotel EBITDA of $18.5 million and a 6.0% capitalization rate on 2014 forecasted hotel net operating income.  During the Company’s anticipated 2013 ownership period and due to normal seasonality, the Hotel is expected to generate between $(0.3) million and $(0.1) million of Hotel EBITDA and between $(0.5) million and $(0.3) million of hotel net operating loss.  Hyatt will continue to operate the Hotel under an operating lease with economics that follow a typical management fee structure. The Company plans to fund the acquisition of the Hotel using proceeds from its issuance of common stock on November 1, 2013. The forecast amounts are based on our assumptions of operating performance and the other matters described below.  We cannot assure you that the forecasts will be achieved.

The Hotel is located in the heart of San Francisco’s Central Business District and is part of the Embarcadero District of downtown San Francisco, the fifth largest office market in the country.  In addition to the 3.0 million square feet of office space currently at the Embarcadero Center, there is an additional 3.0 million square feet of office space under construction near the new Transbay Terminal within a few blocks of the Hotel. The Hotel’s 444 square foot average guestroom and 67,000 square feet of meeting and banquet space position the Hotel to capitalize on the expansion of the Embarcadero District as the premiere branded hotel in the Embarcadero.

Key Highlights from this transaction include:

•                  The Hotel is located on Market Street, across the street from the Ferry Terminal Building and within the financial district of San Francisco.  The Hotel is expected to benefit from several local office developments currently under construction, as well as the new downtown transportation hub that is also underway.

•                  We expect the San Francisco hotel market to experience continued strong demand growth due to rapidly expanding professional and business services employment and a strong city-wide convention calendar.

•                  We expect the San Francisco market to face less than 1.0% growth in new hotel supply over the next four years as hotel development in the city generally remains unattractive due to high development costs.

•                  The Hotel will increase our 2013 pro forma portfolio Comparable RevPAR by approximately $3.97, or 2.7%.

•                  The equity-funded acquisition will reduce our pro forma 2013 corporate leverage ratio (debt plus preferred equity to total capitalization) by approximately 7%, and will enhance our financial flexibility by increasing our pool of unencumbered hotels to 13.

•                  The addition of the Hotel will improve our portfolio’s geographic distribution and brand diversification.

On November 1, 2013, the Company issued 20,000,000 shares of its common stock for estimated gross proceeds of $271.2 million (the “Offering”). The Company will use a majority of these proceeds to purchase the Hotel, and will use the remaining proceeds for future acquisitions or general corporate purposes, including working capital and capital investment in the Company’s portfolio.

Balance Sheet/Liquidity Update

As of September 30, 2013, the Company had approximately $184.4 million of cash and cash equivalents, including restricted cash of $84.1 million.  Adjusting for the funds received from the Company’s Offering and the funds used to purchase the Hyatt Regency San Francisco, the Company’s pro forma cash balance as of September 30, 2013 was approximately $193.1 million of cash and cash equivalents, including restricted cash of $84.1 million.

As of September 30, 2013, the Company had total assets of $3.3 billion, including $3.0 billion of net investments in hotel properties, total consolidated debt of $1.4 billion and stockholders’ equity of $1.6 billion.

Capital Improvements

The Company invested $22.6 million into capital improvements of its portfolio during the third quarter of 2013. Year-to-date, the Company has completed significant renovations at the Hilton Times Square, Hyatt Chicago Magnificent Mile, Hyatt Regency Newport Beach and the Renaissance Westchester.

2013 Outlook

The Company is providing guidance at this time, but does not undertake to make updates for any developments in its business or changes in the operating environment. Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission.  The Company’s guidance does not take into account the impact of any unannounced hotel acquisitions, dispositions, re-brandings, management changes, transition costs, prior-year property tax assessments and/or credits, debt repurchases or unannounced financings during 2013.

For the fourth quarter of 2013, the Company expects:

Metric	Quarter Ended December 31, 2013 Guidance	Equity Offering / Acquisition of the Hyatt Regency San Francisco (1)	Revised Quarter Ended December 31, 2013 Guidance (1)	Change to Prior Guidance Midpoint
Comparable Hotel RevPAR Growth (2)	+3.0% - 4.0%	5% - 6%	+3.0% - 4.0%	—
Net Income ($ millions)	$6 - $10	—	$6 - $10	—
Adjusted EBITDA ($ millions)	$59 - $63	—	$59 - $63	—
Adjusted FFO ($ millions)	$36 - $40	—	$36 - $40	—
Adjusted FFO per diluted share	$0.22 - $0.25	$(0.02)	$0.21 - $0.23	$(0.02)
Diluted Weighted Average Shares Outstanding	161,400,000	13,260,000	174,660,000	13,260,000

(1)         Reflects November 1, 2013 equity issuance (weighted average) and the anticipated December 2013 acquisition of the Hyatt Regency San Francisco.

(2)         Comparable Hotel RevPAR statistics include the effects of converting the Company’s ten Marriott-managed hotels from a 13-period basis as reported in 2012 to a standard 12-month calendar basis.

For the full year 2013, the Company expects:

Metric	Prior 2013 FY Guidance (1)	Equity Offering / Acquisition of the Hyatt Regency San Francisco (2)	Revised 2013 FY Guidance (2)	Change to Prior Guidance Midpoint
Comparable Hotel RevPAR Growth (3)	+3.0% - 5.0%	10% - 12%	+3.5% - 5.5%	+0.5%
Net Income ($ millions)	$73 - $77	—	$73 - $77	—
Adjusted EBITDA ($ millions)	$238 - $242	—	$238 - $242	—
Adjusted FFO ($ millions)	$147 - $151	—	$147 - $151	—
Adjusted FFO per diluted share	$0.92 - $0.95	$(0.02)	$0.90 - $0.93	$(0.02)
Diluted Weighted Average Shares Outstanding	159,100,000	3,340,000	162,440,000	3,340,000

(1)         Reflects guidance presented on October 24, 2013.

(2)         Reflects November 1, 2013 equity issuance (weighted average) and the anticipated December 2013 acquisition of the Hyatt Regency San Francisco.

(3)         Comparable Hotel RevPAR statistics include the effects of converting the Company’s ten Marriott-managed hotels from a 13-period basis as reported in 2012 to a standard 12-month calendar basis.

Fourth quarter and full year 2013 guidance is based in part on the following assumptions:

•                  Announced transactions are included as of their actual or expected closing date.

•                  4.60% Exchangeable Senior Notes redemption — January 21, 2013.

•                  Rochester Portfolio disposition — January 25, 2013.

•                  Series A preferred stock redemption — March 1, 2013.

•                  Hilton New Orleans St. Charles acquisition — May 1, 2013.

•                  Series C preferred stock redemption — May 31, 2013.

•                  Boston Park Plaza acquisition — July 2, 2013.

•                  20.0 million common share equity offering — November 1, 2013.

•                  Expected acquisition of the Hyatt Regency San Francisco — December 2, 2013.

•                  Full year capital investment of $115.0 million to $120.0 million.

•                  Approximately $2.0 million to $3.0 million of EBITDA disruption related to the government shutdown during the fourth quarter.

•                  Hotel revenue disruption of approximately $10.0 million related to renovation projects completed during the first and second quarters — no material renovation-related displacement is assumed during the remainder of 2013.

•                  Full year renovation-related hotel RevPAR disruption of approximately 100 to 125 basis points.

•                  Full year comparable hotel EBITDA margin expansion of approximately 25 to 75 basis points.

•                  Full year and fourth quarter Comparable Hotel RevPAR and comparable hotel EBITDA margins exclude the Boston Park Plaza due to the addition of 12 rooms in September 2012, and an additional 100 rooms in January 2013.

•                  Full year corporate overhead expense (excluding stock amortization and one-time expenses related to future acquisition closing costs) of approximately $20.0 million to $21.0 million.

•                  Full year interest expense of approximately $71.0 million to $73.0 million, including $3.0 million in amortization of deferred financing fees.

•                  Full year preferred dividends of approximately $15.0 million for the Series D cumulative redeemable preferred stock, the Series A cumulative redeemable preferred stock through the March 1, 2013 redemption date and the Series C preferred stock through the May 31, 2013 redemption date.

Dividend Update

On November 8, 2013, the Company’s Board of Directors declared a cash dividend of $0.05 per share payable to its common stockholders. The Company’s Board of Directors also declared a cash dividend of $0.50 per share payable to its Series D cumulative redeemable preferred stockholders. The dividends will be paid on or before January 15, 2014 to common and preferred stockholders of record on December 31, 2013.

Subject to certain limitations, the Company intends to make dividends on its stock in amounts equivalent to 100% of its annual taxable income.  The Company expects to apply the majority of its remaining net operating loss carryforwards to reduce its taxable income in respect of 2013, which will reduce the level of common stock dividends declared for 2013. The level of any future dividends will be determined by the Company’s Board of Directors after considering taxable income projections, expected capital requirements, risks affecting the Company’s business and in context of the Company’s leverage-reduction initiatives.  As a result, any future common stock dividends may be comprised of cash only, or a combination of cash and stock, consistent with Internal Revenue Service guidelines.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to information prepared in accordance with generally accepted accounting principles. The Company undertakes no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter 2013 financial results on November 12, 2013, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-877-941-9205 (for domestic callers) or 1-480-629-9771 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of November 11, 2013 has interests in 28 hotels comprised of 12,942 rooms. Adjusting for the Company’s expected acquisition of the Hyatt Regency San Francisco, the Company will have interests in 29 hotels comprised of 13,744 rooms. Sunstone’s hotels are primarily in the upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Sheraton. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by becoming the premier hotel owner.  Our values include transparency, trust, ethical conduct, communication and discipline.  Our goal is to improve the quality and scale of our portfolio while gradually deleveraging our balance sheet. As demand for lodging generally fluctuates with the overall economy (we refer to these changes in demand as the lodging cycle), we seek to employ a balanced, cycle-appropriate corporate strategy that encompasses the following:

•                  Proactive portfolio management;

•                  Intensive asset management;

•                  Disciplined external growth; and

•                  Measured balance sheet improvement.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of November 11, 2013, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; Adjusted EBITDA (as defined below); Funds From Operations, or FFO; Adjusted FFO (as defined below); and comparable hotel EBITDA and comparable hotel EBITDA margin. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable hotel EBITDA and comparable hotel EBITDA margin as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA is a commonly used measure of performance in many industries. We believe EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also believe the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. In addition, certain covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as a measure in determining the value of hotel acquisitions and dispositions.

Historically, we have adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance.

We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, amortization of lease intangibles, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. We believe the use of FFO facilitates comparisons between us and other lodging REITs.

We also present Adjusted FFO when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDA and FFO for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDA or Adjusted FFO:

•                  Amortization of favorable and unfavorable contracts: we exclude the non-cash amortization of the favorable management contract asset and the unfavorable tenant lease liability recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable tenant lease asset recorded in conjunction with our acquisition of the Hilton New Orleans St. Charles, and the unfavorable tenant lease liabilities recorded in conjunction with our acquisition of the Boston Park Plaza. The amortization of favorable and unfavorable contracts does not reflect the underlying performance of our hotels.

•                  Ground rent adjustments: we exclude the non-cash expense incurred from straightlining our ground lease obligations as this expense does not reflect the underlying performance of our hotels.

•                  Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•                  Acquisition costs: under GAAP, costs associated with completed acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•                  Consolidated partnership adjustments: we deduct the non-controlling partner’s pro rata share of any EBITDA or FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership.

•                  Cumulative effect of a change in accounting principle: infrequently, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•                  Impairment losses: we exclude the effect of impairment losses because we believe that including them in Adjusted EBITDA and Adjusted FFO is not consistent with reflecting the ongoing performance of our remaining assets.

•                  Other adjustments: we exclude other adjustments such as lawsuit settlement costs (or the reversal of these costs), prior year property tax assessments and/or credits, management company transition costs, and departmental closing costs, including severance, because we do not believe these costs reflect our actual performance and/or the ongoing operations of our hotels.

In addition, to derive Adjusted EBITDA we exclude the non-cash expense incurred with the amortization of deferred stock compensation as this expense does not reflect the underlying performance of our hotels. We also include an adjustment for the cash ground lease expense recorded on the Hyatt Chicago Magnificent Mile’s building lease. Upon acquisition of this hotel, we determined that the building lease was a capital lease, and, therefore, we include a portion of the capital lease payment each month in interest expense. We include an adjustment for ground lease expense on capital leases in order to more accurately reflect the operating performance of the Hyatt Chicago Magnificent Mile. We also exclude the effect of gains and losses on the disposition of depreciable assets because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect its market value.

To derive Adjusted FFO, we also exclude the non-cash gains or losses on our derivatives, as well as the original issuance costs associated with the redemption of preferred stock and any federal and state taxes associated with the application of net operating loss carryforwards. We believe that these items are not reflective of our ongoing finance costs.

In presenting comparable hotel EBITDA and comparable hotel EBITDA margins, the revenue and expense items associated with BuyEfficient and other miscellaneous non-hotel items have been excluded. We believe the calculation of comparable hotel EBITDA results in a more accurate presentation of the hotel EBITDA margins for the Company’s 27 comparable hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance. Our 27 comparable hotels include all hotels held for investment as of September 30, 2013 except the Boston Park Plaza, and also include prior ownership results as applicable in 2012 and 2013 for the Hilton New Orleans St. Charles acquired in May 2013, along with prior ownership results as applicable in 2012 for the Hyatt Chicago Magnificent Mile acquired in June 2012 and the Hilton Garden Inn Chicago Downtown/Magnificent Mile acquired in July 2012.

Our presentation of Comparable Hotel RevPAR, Comparable Hotel Occupancy and Comparable Hotel ADR include the effects of converting the operating statistics for the Company’s ten Marriott-managed hotels from a 13-period basis as reported in 2012 to a standard 12-month calendar basis.

Reconciliations of net income to EBITDA, Adjusted EBITDA, FFO and Adjusted FFO are set forth on page 10.  Reconciliations and the components of comparable hotel EBITDA and comparable hotel EBITDA margin are set forth on pages 13 and 14.

Hyatt Regency San Francisco

Property-Level EBITDA Reconciliation

(Unaudited, $ in thousands)

				Equals:		Hotel		Equals:
	Total	Net Income /	Plus:	Hotel		EBITDA	Less:	Hotel Net Operating	FFO
	Revenues	(Loss)	Depreciation	EBITDA		Margin	FF&E Reserve	Income / (Loss)	Contribution (5)
Sunstone 2013 Expected Ownership Period (1)	$5,100	$(1,300)	$1,100	$(200)		-3.9%	$(153)	$(353)	$(200)

Full Year 2013 (2)	$86,400	$3,000	$13,800	$16,800		19.4%	$(2,592)	$14,208	$16,800

Forecast Full Year 2014 (3)	$90,700	$4,700	$13,800	$18,500		20.4%	$(2,721)	$15,779	$18,500
2014 EBITDA Multiple / Cap Rate (4)				14.2	x			6.0%

(1)             Sunstone 2013 Expected Ownership Period for the Hyatt Regency San Francisco reflects forecast results from the expected acquisition date of December 2, 2013 through December 31, 2013.

(2)             Full Year 2013 for the Hyatt Regency San Francisco reflects actual prior ownership results from January 1, 2013 through September 30, 2013, plus forecast results from October 1, 2013 through the remainder of the year. Also includes the Company’s pro forma adjustment for depreciation expense.

(3)             Full Year 2014 reflects current forecast.

(4)             EBITDA Multiple calculated as Hotel EBITDA divided by Gross Purchase Price.  Cap Rate calculated as Hotel Net Operating Income divided by Gross Purchase Price.

(5)             FFO Contribution calculated as Hotel EBITDA less Interest Expense.  Due to the Hyatt Regency San Francisco being unencumbered of debt, FFO Contribution equals Hotel EBITDA.

Hyatt Regency San Francisco

Property-Level Operating Statistics

(Unaudited)

	ADR			Occupancy			RevPAR
	2013	2012	Variance	2013	2012	Variance	2013	2012	Variance
December 2013 and 2012 (1)	$215.02	$198.92	8.1%	67.2%	71.6%	-6.1%	$144.49	$142.43	1.5%

Full Year 2013 and 2012 (2)	$244.26	$226.07	8.0%	85.5%	82.5%	3.6%	$208.84	$186.51	12.0%

(1)          December 2013 reflects forecast results for Sunstone’s expected ownership period for the Hyatt Regency San Francisco from the expected acquisition date of December 2, 2013 through December 31, 2013. December 2012 reflects actual prior ownership results.

(2)          Full Year 2013 for the Hyatt Regency San Francisco reflects actual prior ownership results from January 1, 2013 through September 30, 2013, plus forecast results from October 1, 2013 through the remainder of the year. Full Year 2012 reflects actual prior ownership results.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$100,225	$157,217
Restricted cash	84,139	78,394
Accounts receivable, net	41,223	27,498
Inventories	1,288	1,377
Prepaid expenses	10,815	10,739
Assets held for sale, net	—	132,335
Total current assets	237,690	407,560

Investment in hotel properties, net	2,977,049	2,681,877
Deferred financing fees, net	9,955	11,931
Goodwill	9,405	9,405
Other assets, net	21,587	25,902

Total assets	$3,255,686	$3,136,675

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$25,806	$22,646
Accrued payroll and employee benefits	28,650	26,738
Dividends payable	10,444	7,437
Other current liabilities	36,097	30,963
Current portion of notes payable	23,351	76,723
Notes payable of assets held for sale	—	27,270
Liabilities of assets held for sale	—	8,228
Total current liabilities	124,348	200,005

Notes payable, less current portion	1,387,006	1,286,666
Capital lease obligations, less current portion	15,594	15,621
Other liabilities	39,901	15,070
Total liabilities	1,566,849	1,517,362

Commitments and contingencies	—	—

Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, zero shares issued and outstanding at September 30, 2013 and 4,102,564 shares issued and outstanding at December 31, 2012, liquidation preference of $24.375 per share	—	100,000

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized
8.0% Series A Cumulative Redeemable Preferred Stock, zero shares issued and outstanding at September 30, 2013 and 7,050,000 shares issued and outstanding at December 31, 2012, stated at liquidation preference of $25.00 per share	—	176,250
8.0% Series D Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at September 30, 2013 and December 31, 2012, stated at liquidation preference of $25.00 per share	115,000	115,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 160,855,950 shares issued and outstanding at September 30, 2013 and 135,237,438 shares issued and outstanding at December 31, 2012	1,609	1,352
Additional paid in capital	1,796,656	1,493,397
Retained earnings	219,837	158,376
Cumulative dividends	(500,001)	(475,144)
Accumulated other comprehensive loss	—	(5,335)
Total stockholders’ equity	1,633,101	1,463,896
Non-controlling interest in consolidated joint ventures	55,736	55,417
Total equity	1,688,837	1,519,313

Total liabilities and equity	$3,255,686	$3,136,675

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues
Room	$181,708	$147,405	$482,591	$415,329
Food and beverage	53,080	44,007	155,550	143,010
Other operating	15,582	13,629	41,788	37,778
Total revenues	250,370	205,041	679,929	596,117
Operating expenses
Room	46,347	38,062	124,338	107,019
Food and beverage	37,913	32,888	108,067	99,770
Other operating	4,284	4,151	12,413	11,774
Advertising and promotion	12,261	10,280	34,766	30,374
Repairs and maintenance	9,394	7,721	26,043	22,797
Utilities	7,895	6,943	20,207	18,839
Franchise costs	8,770	7,957	24,019	21,421
Property tax, ground lease and insurance	20,435	17,405	58,200	50,243
Property general and administrative	27,067	22,891	75,961	68,412
Corporate overhead	6,586	6,114	20,116	18,887
Depreciation and amortization	35,050	34,381	101,241	96,568
Total operating expenses	216,002	188,793	605,371	546,104
Operating income	34,368	16,248	74,558	50,013
Interest and other income	727	18	2,078	155
Interest expense	(18,854)	(19,312)	(53,540)	(58,100)
Loss on extinguishment of debt	—	—	(44)	(191)
Income (loss) before income taxes and discontinued operations	16,241	(3,046)	23,052	(8,123)
Income tax provision	(424)	—	(6,710)	—
Income (loss) from continuing operations	15,817	(3,046)	16,342	(8,123)
Income from discontinued operations	—	42,602	48,410	46,566
Net income	15,817	39,556	64,752	38,443
Income from consolidated joint venture attributable to non-controlling interest	(1,768)	(827)	(3,291)	(1,694)
Distributions to non-controlling interest	(8)	(8)	(24)	(24)
Dividends paid on unvested restricted stock compensation	(101)	—	(101)	—
Preferred stock dividends and redemption charges	(2,300)	(7,437)	(16,713)	(22,311)
Undistributed income allocated to unvested restricted stock compensation	(30)	(352)	(295)	(162)
Income available to common stockholders	$11,610	$30,932	$44,328	$14,252

Basic and diluted per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$0.07	$(0.09)	$(0.02)	$(0.26)
Income from discontinued operations	—	0.32	0.30	0.37
Basic and diluted income available (loss attributable) to common stockholders per common share	$0.07	$0.23	$0.28	$0.11

Basic and diluted weighted average common shares outstanding	160,856	135,236	157,628	124,271

Dividends declared per common share	$0.05	$—	$0.05	$—

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income	$15,817	$39,556	$64,752	$38,443
Operations held for investment:
Depreciation and amortization	35,050	34,381	101,241	96,568
Amortization of lease intangibles	1,028	1,028	3,084	3,084
Interest expense	18,854	19,312	53,540	58,100
Income tax provision	424	—	6,710	—
Non-controlling interests:
Income from consolidated joint venture attributable to non-controlling interest	(1,768)	(827)	(3,291)	(1,694)
Depreciation and amortization	(811)	(1,422)	(3,149)	(4,261)
Interest expense	(590)	(622)	(1,759)	(1,872)
Discontinued operations:
Depreciation and amortization	—	3,125	—	10,982
Amortization of lease intangibles	—	—	—	14
Interest expense	—	1,832	99	6,103
EBITDA	68,004	96,363	221,227	205,467

Operations held for investment:
Amortization of deferred stock compensation	1,262	812	3,578	2,654
Amortization of favorable and unfavorable contracts, net	46	92	275	92
Non-cash straightline lease expense	513	694	1,548	2,083
Capital lease obligation interest - cash ground rent	(351)	(351)	(1,053)	(468)
(Gain) loss on sale of assets, net	—	33	(5)	22
Loss on extinguishment of debt	—	—	44	191
Closing costs - completed acquisitions	446	590	1,283	1,965
Lawsuit settlement costs, net	—	—	358	158
Prior year property tax and CAM adjustments, net	—	(440)	106	621
Hotel laundry closing costs	—	424	—	424
Non-controlling interests:
Non-cash straightline lease expense	(113)	(113)	(338)	(339)
Prior year property tax adjustments, net	—	63	—	(202)
Discontinued operations:
Gain on sale of assets, net	—	(38,115)	(51,620)	(38,292)
Loss on extinguishment of debt	—	—	3,115	—
Lawsuit settlement costs reversal	—	—	—	(48)
	1,803	(36,311)	(42,709)	(31,139)

Adjusted EBITDA	$69,807	$60,052	$178,518	$174,328

Reconciliation of Net Income to FFO and Adjusted FFO

Net income	$15,817	$39,556	$64,752	$38,443
Preferred stock dividends and redemption charges	(2,300)	(7,437)	(16,713)	(22,311)
Operations held for investment:
Real estate depreciation and amortization	34,694	34,082	100,197	95,663
Amortization of lease intangibles	1,028	1,028	3,084	3,084
(Gain) loss on sale of assets, net	—	33	(5)	22
Non-controlling interests:
Income from consolidated joint venture attributable to non-controlling interest	(1,768)	(827)	(3,291)	(1,694)
Real estate depreciation and amortization	(811)	(1,422)	(3,149)	(4,261)
Discontinued operations:
Real estate depreciation and amortization	—	3,125	—	10,982
Amortization of lease intangibles	—	—	—	14
Gain on sale of assets, net	—	(38,115)	(51,620)	(38,292)
FFO	46,660	30,023	93,255	81,650

Operations held for investment:
Amortization of favorable and unfavorable contracts, net	46	92	275	92
Non-cash straightline lease expense	513	694	1,548	2,083
Write-off of deferred financing fees	—	—	—	3
Non-cash interest related to (gain) loss on derivatives, net	(12)	96	(429)	595
Loss on extinguishment of debt	—	—	44	191
Closing costs - completed acquisitions	446	590	1,283	1,965
Lawsuit settlement costs, net	—	—	358	158
Prior year property tax and CAM adjustments, net	—	(440)	106	621
Hotel laundry closing costs	—	424	—	424
Income tax provision	424	—	6,710	—
Preferred stock redemption charges	—	—	4,770	—
Non-controlling interests:
Non-cash straightline lease expense	(113)	(113)	(338)	(339)
Non-cash interest related to loss on derivative	(1)	—	(2)	(1)
Prior year property tax adjustments, net	—	63	—	(202)
Discontinued operations:
Loss on extinguishment of debt	—	—	3,115	—
Write-off of deferred financing fees	—	185	—	185
Lawsuit settlement costs reversal	—	—	—	(48)
	1,303	1,591	17,440	5,727

Adjusted FFO	$47,963	$31,614	$110,695	$87,377

FFO per diluted share	$0.29	$0.22	$0.59	$0.66

Adjusted FFO per diluted share	$0.30	$0.23	$0.70	$0.70

Basic weighted average shares outstanding	160,856	135,236	157,628	124,271
Shares associated with unvested restricted stock awards	517	318	404	235
Diluted weighted average shares outstanding	161,373	135,554	158,032	124,506

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Fourth Quarter 2013

(Unaudited and in thousands except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Quarter Ended
	December 31, 2013
	Low	High

Net income	$5,500	$9,500
Depreciation and amortization	35,100	35,100
Amortization of lease intangibles	1,000	1,000
Interest expense	18,800	18,800
Non-controlling interests	(3,400)	(3,400)
Amortization of deferred stock compensation	1,200	1,200
Income tax provision	1,000	1,000
Capital lease obligation interest - cash ground rent	(400)	(400)
Non-cash straightline lease expense	600	600
Adjusted EBITDA	$59,400	$63,400

Reconciliation of Net Income to Adjusted FFO

Net income	$5,500	$9,500
Preferred stock dividends	(2,300)	(2,300)
Real estate depreciation and amortization	33,500	33,500
Non-controlling interests	(2,900)	(2,900)
Amortization of lease intangibles	1,000	1,000
Income tax provision	1,000	1,000
Non-cash straightline lease expense	600	600
Adjusted FFO	$36,400	$40,400

Adjusted FFO per diluted share	$0.21	$0.23

Diluted weighted average shares outstanding	174,660	174,660

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2013

(Unaudited and in thousands except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Year Ended
	December 31, 2013
	Low	High

Net income	$72,500	$76,700
Depreciation and amortization	136,000	136,000
Amortization of lease intangibles	4,000	4,000
Interest expense	71,700	71,700
Non-controlling interests	(11,600)	(11,800)
Amortization of deferred stock compensation	4,700	4,700
Income tax provision	7,800	7,800
Capital lease obligation interest - cash ground rent	(1,400)	(1,400)
Non-cash straightline lease expense	2,800	2,800
Gain on sale of assets	(51,600)	(51,600)
Loss on extinguishment of debt	3,100	3,100
Adjusted EBITDA	$238,000	$242,000

Reconciliation of Net Income to Adjusted FFO

Net income	$72,500	$76,700
Preferred stock dividends	(15,400)	(15,400)
Real estate depreciation and amortization	133,700	133,700
Non-controlling interests	(9,900)	(10,100)
Amortization of lease intangibles	4,000	4,000
Income tax provision	7,800	7,800
Non-cash straightline lease expense	2,800	2,800
Gain on sale of assets	(51,600)	(51,600)
Loss on extinguishment of debt	3,100	3,100
Adjusted FFO	$147,000	$151,000

Adjusted FFO per diluted share	$0.90	$0.93

Diluted weighted average shares outstanding	162,440	162,440

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA and Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
	Actual (1)	Non-Comparable Hotel (2)	Comparable (3)	Actual (4)	Prior Ownership Adjustments (5)	Pro Forma Comparable (6)	Non-Comparable Hotel (2)	Comparable (3)
Number of Hotels	28	(1)	27	26	2	28	(1)	27
Number of Rooms	12,942	(1,053)	11,889	11,639	1,303	12,942	(1,053)	11,889

Hotel EBITDA Margin (7)	30.8%	33.7%	30.6%	28.6%	30.6%	28.8%	30.3%	28.6%
Hotel EBITDA Margin adjusted for prior year property tax and CAM adjustments, net (8)	30.8%		30.6%	28.4%		28.6%		28.4%

Hotel Revenues
Room revenue	$181,708	$(15,299)	$166,409	$147,405	$17,121	$164,526	$(14,105)	$150,421
Food and beverage revenue	53,080	(3,678)	49,402	44,007	2,957	46,964	(2,854)	44,110
Other operating revenue	13,799	(961)	12,838	12,036	974	13,010	(769)	12,241
Total Hotel Revenues	248,587	(19,938)	228,649	203,448	21,052	224,500	(17,728)	206,772

Hotel Expenses
Room expense	46,347	(4,332)	42,015	38,062	4,747	42,809	(3,949)	38,860
Food and beverage expense	37,913	(2,714)	35,199	32,888	2,380	35,268	(2,296)	32,972
Other hotel expense	61,815	(4,177)	57,638	53,060	4,957	58,017	(3,952)	54,065
General and administrative expense	25,882	(2,001)	23,881	21,292	2,525	23,817	(2,167)	21,650
Total Hotel Expenses	171,957	(13,224)	158,733	145,302	14,609	159,911	(12,364)	147,547

Hotel EBITDA	76,630	(6,714)	69,916	58,146	6,443	64,589	(5,364)	59,225
Prior year property tax and CAM adjustments, net	—	—	—	(440)	—	(440)	—	(440)
Hotel EBITDA adjusted for prior year property tax and CAM adjustments, net	76,630	(6,714)	69,916	57,706	6,443	64,149	(5,364)	58,785

Non-hotel operating income	610	—	610	516	—	516	—	516
Amortization of lease intangibles	(1,028)	—	(1,028)	(1,028)	—	(1,028)	—	(1,028)
Amortization of favorable and unfavorable contracts, net	(46)	—	(46)	(92)	—	(92)	—	(92)
Non-cash straightline lease expense	(513)	—	(513)	(694)	—	(694)	—	(694)
Capital lease obligation interest - cash ground rent	351	—	351	351	—	351	—	351
Management company transition costs	—	—	—	(32)	—	(32)	—	(32)
Prior year property tax and CAM adjustments, net	—	—	—	440	—	440	—	440
Hotel laundry closing costs	—	—	—	(424)	—	(424)	—	(424)
Corporate overhead	(6,586)	—	(6,586)	(6,114)	—	(6,114)	—	(6,114)
Depreciation and amortization	(35,050)	2,833	(32,217)	(34,381)	(2,384)	(36,765)	1,849	(34,916)
Operating Income	34,368	(3,881)	30,487	16,248	4,059	20,307	(3,515)	16,792

Interest and other income	727	—	727	18	—	18	—	18
Interest expense	(18,854)	1,338	(17,516)	(19,312)	(1,337)	(20,649)	1,337	(19,312)
Income tax provision	(424)	—	(424)	—	—	—	—	—
Income from discontinued operations	—	—	—	42,602	—	42,602	—	42,602
Net Income	$15,817	$(2,543)	$13,274	$39,556	$2,722	$42,278	$(2,178)	$40,100

(1)         Actual represents the Company’s ownership results for the 28 hotels held for investment as of September 30, 2013.

(2)         Non-Comparable Hotel represents the Company’s ownership results and prior ownership results for the Boston Park Plaza acquired by the Company on July 2, 2013, along with the Company’s actual and pro forma adjustments for interest and depreciation expense.

(3)         Comparable represents the Company’s ownership results, prior ownership results and the Company’s pro forma adjustments for interest and depreciation expense as applicable for the 27 Comparable Hotels, which include the 28 hotels held for investment as of September 30, 2013, excluding the Boston Park Plaza.

(4)         Actual represents the Company’s ownership results for the 26 hotels held for investment as of September 30, 2012.  The room count has been adjusted to include four rooms added by the Hyatt Regency Newport Beach during the second quarter of 2013, as well as one room added by the Renaissance Westchester and two rooms added by the Hyatt Chicago Magnificent Mile during the third quarter of 2013.

(5)         Prior Ownership Adjustments represent prior ownership results for the Hilton Garden Inn Chicago Downtown/Magnificent Mile acquired by the Company on July 19, 2012, the Hilton New Orleans St. Charles acquired by the Company on May 1, 2013, and the Boston Park Plaza acquired by the Company on July 2, 2013, along with the Company’s pro forma adjustments for interest and depreciation expense.

(6)         Pro Forma Comparable represents the Company’s ownership results, prior ownership results and the Company’s pro forma adjustments for interest and depreciation expense as applicable for the 28 hotels held for investment as of September 30, 2013.

(7)         Hotel EBITDA Margin is calculated as Hotel EBITDA divided by Total Hotel Revenues.

(8)         Hotel EBITDA Margin for the three months ended September 30, 2012 includes the additional benefit of $0.4 million related to prior year property tax and common area maintenance (CAM) credits. Without these prior year credits, Comparable Hotel EBITDA margin for the three months ended September 30, 2012 would have been 28.4%.

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA and Margins

(Unaudited and in thousands except hotels and rooms)

	Nine Months Ended September 30, 2013					Nine Months Ended September 30, 2012
	Actual (1)	Prior Ownership Adjustments (2)	Pro Forma Comparable (3)	Non-Comparable Hotel (4)	Comparable (5)	Actual (6)	Prior Ownership Adjustments (7)	Pro Forma Comparable (3)	Non-Comparable Hotel (4)	Comparable (5)
Number of Hotels	28		28	(1)	27	26	2	28	(1)	27
Number of Rooms	12,942		12,942	(1,053)	11,889	11,639	1,303	12,942	(1,053)	11,889

Hotel EBITDA Margin (8)	29.4%	25.9%	29.2%	27.4%	29.4%	28.8%	27.0%	28.6%	26.7%	28.7%
Hotel EBITDA Margin adjusted for prior year property tax and CAM adjustments, net (9)	29.4%		29.2%		29.4%	28.7%		28.5%		28.6%
Hotel Revenues
Room revenue	$482,591	$28,961	$511,552	$(39,617)	$471,935	$415,329	$61,798	$477,127	$(38,041)	$439,086
Food and beverage revenue	155,550	7,422	162,972	(11,023)	151,949	143,010	12,028	155,038	(9,746)	145,292
Other operating revenue	36,829	1,619	38,448	(2,275)	36,173	33,257	3,898	37,155	(2,273)	34,882
Total Hotel Revenues	674,970	38,002	712,972	(52,915)	660,057	591,596	77,724	669,320	(50,060)	619,260

Hotel Expenses
Room expense	124,338	8,624	132,962	(12,091)	120,871	107,019	16,827	123,846	(10,956)	112,890
Food and beverage expense	108,067	5,256	113,323	(7,922)	105,401	99,770	8,882	108,652	(7,387)	101,265
Other hotel expense	171,981	9,688	181,669	(12,283)	169,386	150,666	21,940	172,606	(12,071)	160,535
General and administrative expense	72,174	4,584	76,758	(6,117)	70,641	64,033	9,080	73,113	(6,283)	66,830
Total Hotel Expenses	476,560	28,152	504,712	(38,413)	466,299	421,488	56,729	478,217	(36,697)	441,520

Hotel EBITDA	198,410	9,850	208,260	(14,502)	193,758	170,108	20,995	191,103	(13,363)	177,740
Prior year property tax and CAM adjustments, net	106	—	106	—	106	(496)	—	(496)	—	(496)
Hotel EBITDA adjusted for prior year property tax and CAM adjustments, net	198,516	9,850	208,366	(14,502)	193,864	169,612	20,995	190,607	(13,363)	177,244

Non-hotel operating income	1,359	—	1,359	—	1,359	1,216	—	1,216	—	1,216
Amortization of lease intangibles	(3,084)	—	(3,084)	—	(3,084)	(3,084)	—	(3,084)	—	(3,084)
Amortization of favorable and unfavorable contracts, net	(275)	—	(275)	—	(275)	(92)	—	(92)	—	(92)
Non-cash straightline lease expense	(1,548)	—	(1,548)	—	(1,548)	(2,083)	—	(2,083)	—	(2,083)
Capital lease obligation interest - cash ground rent	1,053	—	1,053	—	1,053	468	585	1,053	—	1,053
Hotel laundry closing costs	—	—	—	—	—	(424)	—	(424)	—	(424)
Management company transition costs	—	—	—	—	—	(641)	—	(641)	—	(641)
Prior year property tax and CAM adjustments, net	(106)	—	(106)	—	(106)	496	—	496	—	496
Corporate overhead	(20,116)	—	(20,116)	—	(20,116)	(18,887)	—	(18,887)	—	(18,887)
Depreciation and amortization	(101,241)	(4,412)	(105,653)	6,531	(99,122)	(96,568)	(12,683)	(109,251)	5,547	(103,704)
Impairment loss	—	—	—	—	—	—	—	—	—	—
Operating Income	74,558	5,438	79,996	(7,971)	72,025	50,013	8,897	58,910	(7,816)	51,094

Interest and other income	2,078	—	2,078	—	2,078	155	—	155	—	155
Interest expense	(53,540)	(2,647)	(56,187)	3,985	(52,202)	(58,100)	(4,569)	(62,669)	3,984	(58,685)
Loss on extinguishment of debt	(44)	—	(44)	—	(44)	(191)	—	(191)	—	(191)
Income tax provision	(6,710)	—	(6,710)	—	(6,710)	—	—	—	—	—
Income from discontinued operations	48,410	—	48,410	—	48,410	46,566	—	46,566	—	46,566
Net Income	$64,752	$2,791	$67,543	$(3,986)	$63,557	$38,443	$4,328	$42,771	$(3,832)	$38,939

(1)	Actual represents the Company’s ownership results for the 28 hotels held for investment as of September 30, 2013.
(2)

Prior Ownership Adjustments represent prior ownership results for the Hilton New Orleans St. Charles acquired by the Company on May 1, 2013, and the Boston Park Plaza acquired by the Company on July 2, 2013, along with the Company’s pro forma adjustments for interest and depreciation expense.

(3)

Pro Forma Comparable represents the Company’s ownership results, prior ownership results and the Company’s pro forma adjustments for interest and depreciation expense as applicable for the 28 hotels held for investment as of September 30, 2013.

(4)

Non-Comparable Hotel represents the Company’s ownership results and prior ownership results for the Boston Park Plaza acquired by the Company on July 2, 2013, along with the Company’s actual and pro forma adjustments for interest and depreciation expense.

(5)

Comparable represents the Company’s ownership results, prior ownership results and the Company’s pro forma adjustments for interest and depreciation expense as applicable for the 27 Comparable Hotels, which include the 28 hotels held for investment as of September 30, 2013, excluding the Boston Park Plaza.

(6)

Actual represents the Company’s ownership results for the 26 hotels held for investment as of September 30, 2012. The room count has been adjusted to include four rooms added by the Hyatt Regency Newport Beach during the second quarter of 2013, as well as one room added by the Renaissance Westchester and two rooms added by the Hyatt Chicago Magnificent Mile during the third quarter of 2013.

(7)

Prior Ownership Adjustments represent prior ownership results for the Hyatt Chicago Magnificent Mile acquired by the Company on June 4, 2012, the Hilton Garden Inn Chicago Downtown/Magnificent Mile acquired by the Company on July 19, 2012, the Hilton New Orleans St. Charles acquired by the Company on May 1, 2013, and the Boston Park Plaza acquired by the Company on July 2, 2013, along with the Company’s pro forma adjustments for capital lease obligation interest, mortgage interest and depreciation expense.

(8)	Hotel EBITDA Margin is calculated as Hotel EBITDA divided by Total Hotel Revenues.
(9)

Hotel EBITDA Margin for the nine months ended September 30, 2013 includes the additional expense of $0.1 million in prior year property tax assessments, whereas hotel EBITDA Margin for the nine months ended September 30, 2012 includes the additional net benefit of $0.5 million in prior year property tax and common area maintenance (CAM) credits. Without these prior year property tax and CAM adjustments, Comparable Hotel EBITDA margin for the nine months ended September 30, 2013 and 2012 would have been 29.4% and 28.6%, respectively.